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                                                                     EXHIBIT 21


                     SUBSIDIARIES OF JEFFERIES GROUP, INC.


NAME OF SUBSIDIARY                               PLACE OF INCORPORATION
------------------                               ----------------------

Jefferies & Company, Inc.                              Delaware

Investment Technology Group, Inc.                      Delaware

Jefferies International Limited                        England

Jefferies Pacific Limited                              Hong Kong

Jefferies Analytical Trading Group, Inc.               Delaware

JEF Investment Company                                 Delaware

JEF Holding Company, Inc.                              Delaware